PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 24th day of December, 2018, by and between First Bitcoin Capital LLC. ("Buyer") a Colorado corporation which is a subsidiary of the publicly traded British Columbia Corporation (OTC:BITCF) at 4768 Park Granada, Calabasas, CA. (USA) 91302 and Kronos Advanced Technologies, Inc. ("Seller") a publicly traded Nevada Corporation (OTC:KNOS) at 21021 Erwin Street, unit #461, Woodland Hills, CA 91367 (collectively the "Parties" or "Party").

WHEREAS, BITCF's subsidiary ("Buyer") owns a the majority position of First Bitcoin (COIN:BIT), a cryptocurrency designed to remedy deficiencies in the Litecoin blockchain; and

WHEREAS, Kronos ("Seller") is a technology company that desires to add additional capital in the form of cryptocurrencies to its inventories to be utilized as loyalty points ; and

WHEREAS, BITCF and its subsidiaries are engaged in developing cryptocurrencies and operates in the blockchain solutions business space.

Purchase and Sale of Note/ Shares. Seller hereby sells to Purchaser and Purchaser hereby purchases from the Seller, a $1,000,000 note convertible up to an aggregate of 500,000,000 (five hundred million) shares of restricted common stock ("Shares") of Kronos Advanced Technologies, Inc., a Nevada corporation (the "Company"), for an aggregate purchase price of 600,000,000 (six hundred million) units of $BIT (the "Purchase Price").

Representations Regarding the Acquisition of the Note/Shares.

(a) Buyer understands the speculative nature and the risks of investments associated with the Company and confirms that Buyer is able to bear the risk of the investment, that there may not be any public trading market for the Shares purchased herein, and that Buyer and Seller both qualify as "Accredited Investors" under Regulation D of the Securities Act of 193 3, as amended.

(b) The Company is under no obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Shares by the Buyer, and Buyer is solely responsible for determining the status of the shares acquired in the transaction and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Shares;

(c) The Buyer and Seller have had the opportunities to ask questions of each other and receive additional information from the respective parties to the extent that the parties possessed such information, or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in the Company or the above referenced BIT units;

(d) The Buyer has sufficient knowledge and experience in financial and business matters, and is sufficiently familiar with investments of the type represented by the Shares, including familiarity with previous private and public purchases of speculative and restricted securities, that it is capable of evaluating the merits and risks associated with purchase of the Shares;

(e) In evaluating the merits of the purchase of the Shares, Buyer has relied solely on Buyer's own

investigation concerning the Company and has not relied upon any representations provided by the Company.

Effectiveness of Representations and Warranties. The parties' representations and warranties contained in this Agreement shall be true and correct, and with the same effect as though such representations and warranties had been made, on and as of the date that the transaction contemplated hereof is completed.

Survival of Representations. All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party; provided that unless a claim is brought prior thereto, all representations and warranties set forth herein by the Company shall expire one year from the date hereof.

Confidentiality. Any information pursuant to this Agreement may not be disclosed publicly in any manner without the prior written approval of both Parties, unless required by law or statute or any court, governmental or regulatory agency. All non-public information will be treated by the Parties as confidential information and the Parties agrees not to make use of such information other than in connection with its performance of this Agreement, provided however that any such information may be disclosed if required by any court or governmental or regulatory authority, board or agency. "Non-public information" shall not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Parties; (ii) was available to the Parties prior to its disclosure to the Parties by the Joint Venture, provided that such information is not known by the Parties to be subject to another confidentiality agreement with another Party; or (iii) becomes available to the Parties on a non-confidentiality basis from a source other than the Joint Venture, provided that such source is not bound by a confidentiality agreement with the Joint Venture.

Expenses. Each of the parties shall bear its own expenses incurred in conjunction with the Closing hereunder.

Further Assurances. From time to time, at the request of the Buyer and without further consideration, the Company shall execute and transfer such documents and take such action as the Buyer may reasonably request in order to effectively consummate the transactions herein contemplated.

Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

Confidentiality. Each party hereby agrees that all information provided by the other party and identified as "confidential" will be treated as such, and the receiving party shall not make any use of such information other than with respect to this Agreement. If the Agreement shall be terminated, each party shall return to the other all such confidential information in their possession, or will certify to the other party that all of such confidential information that has not been returned has been destroyed.

Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Applicable Law. This Agreement shall be governed by, and construed in accordance with the internal laws of the State of Nevada.

Closing Seller shall cause the note convertible into shares to be issued prior to January 1 2019 and provide proof of issuance to Buyer. Upon proof of issuance, Buyer will transfer to an BIT wallet address provided by Seller the 50,000,000 BIT units within 3 business days of receipt of proof of issuance (copy of certificate). Upon Buyer